Exhibit 3.19

[LOGO]	State of California Kevin Shelley Secretary of State LIMITED LIABILITY COMPANY ARTICLES OF ORGANIZATION - CONVERSION	File # 200504210018 FILED In the office of the Secretary of State of the State of California FEB 04 2005 /s/ KEVIN SHELLEY KEVIN SHELLEY, Secretary of State
IMPORTANT – Read all instructions before completing this form.		This Space For Filling Use Only

CONVERTED ENTITY INFORMATION
1.	NAME OF LIMITED LIABILITY COMPANY (End the name with the words “Limited Liability Company,” “Ltd, Liability Company,” “Ltd, Liability Co.,” or the abbreviation “LLC” or “LLC.”) Dyn Marine Services LLC
2.	THE PURPOSE OF THE LIMITED LIABILITY COMPANY IS TO ENGAGE IN ANY LAWFUL ACT OR ACTIVITY FOR WHICH A LIMITED LIABILITY COMPANY MAY BE ORGANIZED UNDER THE BEVERLY KILLEA LIMITED LIABILITY COMPANY ACT.
3.	THE LIMITED LIABILITY COMPANY WILL BE MANAGED BY (Check only one)
	☒ ONE MANAGER	☐ MORE THAN ONE MANAGER	☐ ALL LIMITED LIABILITY COMPANY MEMBER(S)
4.	MAILING ADDRESS OF THE CHIEF EXECUTIVE OFFICE c/o 660 Madison Avenue, 14th floor	CITY AND STATE New York, New York	ZIP CODE 10021
5.

NAME OF AGENT FOR SERVICE OF PROCESS (If the agent is an individual, the agent must reside in California and both items 5 and 6 must be completed. If the agent is a corporation, the agent must have on the with the California Secretary of State a certificate pursuant to Corporations Code section 1505 and item 5 must be completed (leave item 6 blank))

CT Corporation System

6.	IF AN INDIVIDUAL, ADDRESS OF AGENT FOR SERVICE OF PROCESS IN CA CITY N/A		STATE ZIP CODE CA
CONVERTING ENTITY INFORMATION
7.	NAME OF CONVERTING ENTITY Dyn Marine Services, Inc.
8.	FORM OF ENTITY Corporation	9. JURISDICTION California	10. CA SECRETARY OF STATE FILE NUMBER, IF ANY C1261974
11.

THE PRINCIPAL TERMS OF THE PLAN OF CONVERSION WERE APPROVED BY A VOTE OF THE NUMBER OF INTERESTS OR SHARES OF EACH CLASS THAT EQUALED OR EXCEEDED THE VOTE REQUIRED. IF A VOTE WAS REQUIRED, PROVIDE THE FOLLOWING FOR EACH CLASS:

	STATE THE CLASS AND NUMBER OF OUTSTANDING INTERESTS ENTITLED TO VOTE		AND THE PERCENTAGE VOTE REQUIRED OF EACH CLASS
	100 Shares of Common Stock		51%
ADDITIONAL INFORMATION
12.	ADDITIONAL INFORMATION SET FORTH ON THE ATTACHED PAGES, IF ANY, IS INCORPORATED HEREIN BY THIS REFERENCE AND MADE A PART OF THIS CERTIFICATE.
13.

I CERTIFY UNDER PENALTY OF PERJURY UNDER THE LAWS OF THE STATE OF CALIFORNIA THAT THE FOREGOING IS TRUE AND CORRECT OF MY OWN KNOWLEDGE I DECLARE I AM THE PERSON WHO EXECUTED THIS INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED.

	/s/ Hayward D. Fisk	2-4-05	Hayward D. Fisk, Vice President and Secretary
	SIGNATURE OF AUTHORIZED PERSON	DATE	TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON
	/s/ Leon J. Level	2-4-05	Leon J. Level, Vice President and Treasurer
	SIGNATURE OF AUTHORIZED PERSON	DATE	TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON
LLC-1A (REV 12/2001)			APPROVED BY SECRETARY OF STATE [SEAL]